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                                                                   Exhibit 13(d)



                               PURCHASE AGREEMENT


                          Salomon Brothers Series Funds Inc (the "Company"), a
Maryland corporation, and Salomon Brothers Asset Management Inc ("SBAM"), a Delaware corporation, hereby agree as follows:

                          1.  The Company hereby offers SBAM and SBAM hereby
purchases 125 shares of each of A Sub-Class, B Sub-Class, C Sub- Class and O Sub-Class of the Company's Class J (Asia Growth Fund) capital stock (par value $.001 per share) for consideration of $10.00 per share (collectively, the "Shares"). SBAM hereby acknowledges receipt of a purchase confirmation reflecting the purchase of the Shares, and the Company hereby acknowledges receipt from SBAM of funds in the amount of $5,000.00 in full payment for the Shares.

                          2.  SBAM represents and warrants to the Company that
the Shares are being acquired for investment purposes and not with a view to the distribution thereof.

                          3.  SBAM agrees that if it or any direct or indirect
transferee of any of the Shares redeems any of the Shares prior to the fifth anniversary of the date the Company begins its investment activities, SBAM will pay to the Company an amount equal to the number resulting from multiplying the Company's total unamortized organizational expenses by a fraction, the numerator of which is equal to the number of Shares redeemed by SBAM or such transferee and the denominator of which is equal to the number of Shares outstanding as of the date of such redemption, as long as the administration position of the staff of the Securities Exchange Commission requires such reimbursement.
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ___th day of _____, 1996.

                                  SALOMON BROTHERS SERIES FUNDS INC

Attest:

                                  By:
-----------------------              -----------------------
Tana E. Tselepis                     Michael S. Hyland
Secretary                            President

(SEAL)



                                  SALOMON BROTHERS ASSET MANAGEMENT INC

Attest:

                                  By:
-----------------------              --------------------------
Tana E. Tselepis                     Michael S. Hyland
                                     President